ASSET PURCHASE AGREEMENT


               THIS ASSET PURCHASE AGREEMENT ("Agreement") dated as of the 14th day of August 1998 (the "Effective Date") between ENTERACTIVE DISTRIBUTION COMPANY, LLC, a Connecticut limited liability company with its principal office at 254 Fern Street, West Hartford, Connecticut 06119 ("Purchaser"), and CORNERSTONE INTERNET SOLUTIONS COMPANY, (formerly known as ENTERACTIVE, INC.), a Delaware corporation with its principal office at 584 Broadway, Suite 509/507, New York, New York 10012 ("Seller").

                              W I T N E S S E T H:

               WHEREAS, the parties have previously entered into an Agreement dated August 15, 1997 (the "Original Agreement"), pursuant to which Seller sold certain inventory, receivables, and contracts to Purchaser and appointed Purchaser distributor of certain of Seller's products;

               WHEREAS, the parties wish to terminate the Original Agreement and release each other from claims and obligations relating to the Original Agreement;

               WHEREAS, Seller wishes to sell, and Purchaser wishes to purchase, certain intellectual property rights (including computer software) and contracts more particularly described herein;

               NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:


                                    ARTICLE I
                  TERMINATION OF ORIGINAL AGREEMENT AND RELEASE

               1.1 Termination of Original Agreement. The Original Agreement is hereby terminated, except that the assignment by Seller to Purchaser of the Distribution Agreements, the Receivables, and the Inventory (each as defined in the Original Agreement) shall remain effective without condition or reversion.

               1.2 Release by Seller. In consideration of the promises and accommodations to be made or provided by Purchaser, Seller on behalf of itself, its subsidiaries and affiliates hereby irrevocably waives and releases Purchaser and its current or former officers, directors,

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agents, employees,  affiliates and subsidiaries and their respective successors, heirs and assigns (collectively "Purchaser Releasees") from any and all claims, debts, liabilities or causes of action of any kind or nature whatsoever that Seller, its current or former officers, directors, agents, employees, affiliates and subsidiaries and their respective successors, heirs and assigns have or may have against Purchaser Releasees arising out of or in connection with the Original Agreement. Seller further irrevocably and unconditionally agrees not to sue Purchaser or participate or aid in any way in any suit or proceedings (or to execute, seek to impose, collect or recover upon) or otherwise enforce or accept any judgment, decision, award or attachment upon any claim released by Seller in this Agreement. Nothing in this release, however, shall be construed as a release of Purchaser from any of its agreements set forth in this Agreement.

               1.3 Release by Purchaser. In consideration of the promises and accommodations to be made or provided by Seller, Purchaser on behalf of itself, its subsidiaries and affiliates, hereby irrevocably waives and releases Seller and its current or former officers, directors, agents, employees, affiliates and subsidiaries and their respective successors, heirs and assigns (collectively "Seller Releasees") from any and all claims, debts, liabilities or causes of action of any kind or nature whatsoever that Purchaser, its current or former officers, directors, agents, employees, affiliates and subsidiaries and their respective successors, heirs and assigns have or may have against Seller arising out of or in connection with the Original Agreement. Purchaser hereby irrevocably and unconditionally further agrees not to sue Seller or participate or aid in any way in any suit or proceedings (or to execute, seek to impose, collect or recover upon) or otherwise enforce or accept any judgment, decision, award or attachment upon any claim released by Purchaser in this Agreement. Nothing in this release, however, shall be construed as a release of Seller from any of its agreements set forth in this Agreement.
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                                   ARTICLE II
                        SALE OF CERTAIN ASSETS BY SELLER

               2.1 Included Assets. Subject to the terms and conditions hereinafter set forth, Seller hereby sells, assigns, and delivers to Purchaser the entire right (including without limitation, copyright), title and interest throughout the world in and to (collectively referred to hereinafter as the "Assets"):

                        (a) The programs listed on Schedule A attached hereto, including without limitation all versions thereof and all versions of the computer programs therefor, the Source Code (defined in this Section), object code, models, algorithms and databases that have been and/or are used or prepared for use in connection with such programs, and further including all text, artwork, graphics and screens appearing in or prepared for such programs or appearing on or prepared for the packaging for same, all of the foregoing including all preliminary

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versions and works in process  thereof and all copies,  masters  disks,  and all forms thereof and all records concerning the development thereof in and on all media and including all modifications thereof whether or not implemented (collectively, the "Programs"); "Source Code" means both machine readable and human readable copies of the Programs consisting of instructions to be executed upon a computer in the language used by its programmers (i.e., prior to compilation or assembly) in a form in which the program logic of the Programs is deducible by a human being, and including all available related flow diagrams and all other documentation and manuals, if any, to allow persons who are experienced computer programmers but who are unfamiliar with the Programs to properly effect modifications and support for the Programs.

                        (b) All license or other rights for all third party computer programs and other intellectual property utilized in conjunction with the Programs where Seller is licensee, including, without limitation, the programs on which the Programs and/or their databases run or are based, or were compiled, or were used in preparing or editing the Programs, its databases, its text, its appearance in text, artwork, graphics and screens, all of which programs and intellectual property are set forth in Schedule B attached hereto together with any license fees thereunder (the "Third Party Rights");

                        (c) The trademark, logos, and/or service marks used on or in connection with the Programs, and any applications for registrations and any registrations thereof, all of which are set forth in Schedule C hereto, together with the goodwill of that portion of the business associated therewith and the right to sue for past infringement thereof (the "Trademarks");

                        (d) All copyright in any and all versions of the Programs, and in all text, artwork, graphics and screens appearing in or prepared for the Programs or appearing in or prepared for the packaging for the Programs, except those listed in Schedule B attached hereto, which are licensed from third parties, and any applications for registrations and any registrations thereof, all of which are set forth in Schedule D, and the right to sue for past infringement thereof (the "Copyrights");

                        (e) All inventions, trade secrets, improvements or discoveries conceived, made or embodied in or used with any and all versions of the Programs, except those listed in Schedule B, which are licensed from third parties, and any patent applications and any patents related thereto, all of which are set forth in Schedule E attached hereto, and the right to sue for past infringement thereof (the "Patents");

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
                        (f) All documentation and manuals relating to the Programs, including all forms thereof in and on all media; and

                        (g)  The   distribution,   OEM,  and  international  and
domestic license agreements (where Seller is licensor) listed on Schedule F attached hereto (the "Licensor Agreements").

The Third Party Rights and the Licensor Agreements shall be referred to hereinafter collectively as the "Contracts."

                                   ARTICLE III
                           PURCHASE PRICE; ALLOCATION

               3.1 Purchase Price. The purchase price for the Assets to be transferred hereunder and the payment terms are set forth in Schedule G (the "Purchase Price").

               3.2 No Assumed Obligations. Purchaser shall not assume any liabilities or obligations of Seller, and Seller shall retain and be responsible for all liabilities and obligations of Seller and all liabilities and obligations arising from or relating to the Assets prior to the Effective Date, whether or not known, contingent or liquidated, including but not limited to the following:

                        (a) any liability or obligation for Taxes (as defined in Section 6.5), or payments with respect thereto, attributable to periods ending on or before the Effective Date or arising in connection with the transactions contemplated by this Agreement;

                        (b) liabilities for personal injuries of any nature to the extent such liability relates to an injury, event or occurrence occurring prior to the Effective Date;

                        (c) any other claims, litigation or administrative proceedings existing prior to the Effective Date;

                        (d) any liability or obligation arising out of events in connection with the Programs occurring prior to the Effective Date;

                        (e) any obligation or liability relating to employees or former employees of Seller, whether concerning wages, benefits, any employee benefit plan maintained by Seller, or


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
any other claim or matter, all of which Seller covenants to perform or satisfy promptly as the same become due; and

                        (f) any  obligation  or  liability  relating to Seller's
distributors  other  than  obligations  or  liabilities   expressly  assumed  by
Purchaser.

Notwithstanding the foregoing, Purchase shall be liable for, and Seller shall have no obligation whatsoever with respect thereto, any and all liabilities arising from Purchaser's use and operation of the Assets under the Original Agreement.

               3.3 Allocation. The Purchase Price shall be allocated to the Assets in the manner required by Section 1060 of the Internal Revenue Code of 1986, as amended, as set forth in Schedule H. Purchaser and Seller agree not to take inconsistent positions on their tax returns with respect to such allocations.

                                   ARTICLE IV
                       TRANSFER AND ASSIGNMENT, APPROVALS

               4.1 Instruments of Conveyance and Transfer. The conveyance, transfer, assignment, and delivery of the Assets shall be effected by Seller's execution and delivery to Purchaser contemporaneously with this Agreement such assignments and other instruments of transfer in form and substance sufficient to vest in Purchaser all of Seller's right, title, and interest in and to the Assets.

               4.2 Assignment of Contracts. Seller shall assign the Contracts to Purchaser by entering into assignment and assumption agreements simultaneously with this Agreement in the form required by Purchaser, and the parties shall, immediately following the Effective Date, jointly send letters to each of the counterparties of the Contracts advising such counterparties that Seller has assigned the Contracts to Purchaser. If a consent or approval for assignment or transfer of any Contract is required pursuant to the terms of such Contract, has not been obtained by the Effective Date and Purchaser nevertheless accepts the assignment of such Contract, Seller agrees to cooperate fully with Purchaser's reasonable requests for assistance after the Effective Date in obtaining such consent or approval. If such consent or approval is not obtained within one (1) month following the Effective Date, Seller and Purchaser agree to make reasonable arrangements designed to provide for Purchaser substantially the same benefits existing under such Contract as of the Effective Date, and all rights of Seller against the counterparties thereto.

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
               4.3 Source Code. Simultaneously with the execution of this Agreement, Seller shall deliver to Purchaser the master disks ("Master Disks") for each of the Programs and all copies of the Source Code and executable versions of the software and related documentation for the Programs.

               4.4 Further Assurances. Seller shall, upon the request of Purchaser and without further consideration, take any and all steps reasonably necessary and do or cause to be done all further acts as may be reasonably required in order to place Purchaser in possession and operating control of the Assets and to vest in Purchaser good, valid, and marketable title to the Assets, and to assign the Contracts from Seller to Purchaser.

                                    ARTICLE V
                                     BROKERS

               Neither Seller nor Purchaser has employed any finder, broker, agent or other intermediary in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby. Seller and Purchaser each hereby indemnifies the other and agrees to hold the other harmless against any liabilities, expenses (including reasonable attorneys' fees), costs, losses and claims arising from the employment by the indemnifying party of, or services rendered to the indemnifying party (or any allegation of any such employment or services) by, any finder, broker, agent or other intermediary in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

                                   ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF SELLER

               As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Purchaser as follows:

               6.1 Organization and Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to carry on its business as now conducted and to enter into and execute, deliver, and perform this Agreement and the instruments and documents contemplated hereby.

               6.2 Authority. The execution and delivery of this Agreement and the instruments and documents contemplated hereby, and the consummation of the transactions

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
contemplated hereby and thereby, have been duly authorized by all requisite corporate action on the part of Seller. Neither the execution nor the delivery of this Agreement or the instruments or documents contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, nor the compliance with or fulfillment of the terms and provisions hereof or thereof, will (i) conflict with or result in a breach or violation of any of the terms, conditions, or provisions of the Certificate of Incorporation or Bylaws of Seller, or (ii) with or without the giving of notice or lapse of time or both, conflict with or result in a breach or violation of, or default or loss of a benefit under, or the creation or imposition of any claim or Encumbrance (as defined in Section 6.3) upon, or permit the acceleration of any obligation under or nullify or limit the benefits and rights conferred under, any provision of any agreement, mortgage, lien, lease, or other instrument of any kind to which Seller is a party or by which Seller, the Programs or any of the Assets is otherwise bound or affected, or (iii) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Seller, the Programs or any of the Assets. Upon the execution and delivery of this Agreement and the instruments and documents contemplated hereby by Seller, this Agreement and such instruments and documents will be valid and binding obligations of Seller, enforceable in accordance with their respective terms.

               6.3 Title to Properties, Absence of Liens and Encumbrances. Except as set forth on Schedule B, Seller has and shall transfer and convey to Purchaser as of the Effective Date, good and valid title to all Assets, in each case subject to no liens, charges, security interests, or other encumbrances of any nature whatsoever (collectively, "Encumbrances").

               6.4 Litigation. There are no actions, suits, proceedings, claims, notices of violations, investigations or examinations, whether by governmental authorities or private parties, at law or in equity, pending or, to the knowledge of Seller, threatened that (i) arise from or relate to the use of the Assets or (ii) question the validity or seek to prevent the consummation of this Agreement or the transactions contemplated hereby.

               6.5 Taxes.

                        (a) Except as set forth in Schedule 6.5, all returns and reports, including estimated tax returns, required to be filed on or prior to the Effective Date by Seller with respect to any federal, state, local, foreign or other income, franchise, capital stock, employees' income withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, and other taxes, including any interest, penalties, or additions in respect of the foregoing (all the foregoing collectively referred to as "Taxes"),


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have been duly  filed and all Taxes  payable  pursuant  thereto  have been paid, except such Taxes, if any, as are being contested in good faith.

                        (b) Except as set forth in Schedule 6.5, all returns, including estimated tax returns, required to be filed after the Effective Date by Seller with respect to Taxes that, if unpaid, might result in an Encumbrance on any of the Assets, will be duly filed and all Taxes payable pursuant thereto will be paid except such Taxes, if any, as may be contested in good faith.

                        (c) Except as set forth in Schedule 6.5, no deficiency or adjustment in respect of any Taxes assessed against the Seller and that might result in an Encumbrance on Assets remains unpaid and the Seller has no knowledge of any assessed deficiency proposed or any audits or investigations pending or threatened with respect to any such Taxes.

               6.6 Compliance with Laws. Seller has complied and will hereafter comply in all material respects with all local, state, and federal laws, rules, regulations, and ordinances (collectively, "Laws") applicable to Seller or the Assets on or prior to the Effective Date. Except as set forth in Schedule 6.6, Seller is not in violation of or in default with respect to any order, writ, or decree of any court or of any governmental department, commission, board, bureau, agency, or instrumentality, federal, state, local, domestic, or foreign, and there has not occurred any event that, with notice or lapse of time or both, would constitute such a violation or default.

               6.7 No Bankruptcy Proceedings. Seller has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws or statutes of the United States of America or any other jurisdiction, nor does it presently intend to do any of the foregoing.

               6.8 Master Disks. The Master Disks shall be in form suitable for reproduction and use by Purchaser.

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               6.9  Contracts.   Each  Contract  is  valid  and  enforceable  in
accordance with its terms for the period stated therein, is not subject to any right of setoff or counterclaim, and no default exists with respect to any Contract.

               6.10 Royalties. Except as disclosed in Schedule B, Seller pays no royalties with respect to any of the Programs and has the exclusive right to sue for infringement of the Programs.

               6.11 No Untrue Statement. Neither this Agreement, nor any Exhibit, schedule, certificate, instrument or other document furnished or to be furnished to Purchaser pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading. There is no fact that materially adversely affects or, may materially adversely affect the Assets that has not been set forth herein, or in any Exhibit, or Schedule, certificate or other document furnished or to be furnished to Purchaser prior to the Effective Date.

               6.12 No Infringement. To the best of Seller's knowledge, neither the Programs nor the Trademarks nor the use thereof violates or infringes upon any U.S. patent, copyright, trademark, trade secret or other proprietary right of any other person, whether or not similar to any of the foregoing, or entitles any third party to make a claim against Purchaser for the unlawful use of confidential information or trade secrets.

               6.13 Trade Secrets. To the best of Seller's knowledge, all computer programs for the Programs and all Source Code, object code and databases therefor including all versions thereof have been maintained in confidence as trade secrets and have not been released to any third party.

               6.14 All Rights. The Assets include all patents, patent applications, registered copyrights, copyright applications and third party licenses related to the Programs and all rights necessary for Purchaser to manufacture, market, and sell the Programs anywhere in the world (in the manner used by Seller at the time of transfer or the form delivered to Purchaser hereunder) without restriction, subject only to terms of the Contracts and the payment of the third-party license fees set forth in Schedule B.

               6.15 Meaning of Knowledge Qualifier. Whenever a representation or warranty of Seller is qualified by the phrase "to the knowledge of" or words of similar import, it means (a) after a reasonable investigation, Seller has no knowledge that such representation


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or warranty is untrue or (b) Seller would have had no such  knowledge if such an investigation had been made before signing this Agreement.

                                   ARTICLE VII
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

               As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser hereby represents and warrants to Seller as follows:

               7.1 Organization and Standing. Purchaser is a limited liability company duly organized and validly existing under the laws of the State of Connecticut. Purchaser has full power and authority to acquire and own the Assets to be conveyed to it and to assume the liabilities, to enter into this Agreement and to perform all of its obligations hereunder.

               7.2 Authority. The execution and delivery by Purchaser of this Agreement and the instruments and documents contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite company action on the part of Purchaser. This Agreement and the instruments and documents contemplated hereby constitute the legal, valid, and binding obligations of Purchaser, enforceable in accordance with their terms. Neither the execution nor the delivery of this Agreement or the instruments and documents contemplated hereby, nor the consummation of the transactions contemplated hereby and thereby, nor the compliance with or fulfillment of the terms and provisions hereof and thereof, will (i) conflict with or result in a breach or violation of any of the terms, conditions or provisions of the Articles of Organization or Operating Agreement of Purchaser, or (ii) conflict with or result in a breach or violation of, or default or loss of a benefit under, or permit the acceleration of any obligation under any provision of any material agreement, indenture, mortgage, lien, lease, or other instrument or restriction of any kind to which Purchaser is a party or by which it or any of its assets or properties is otherwise bound or affected, or (iii) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Purchaser or any of its assets or properties. No consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority is required to be obtained by Purchaser in connection with the execution and delivery of this Agreement or the instruments and documents contemplated hereby, or the consummation of the transactions contemplated hereby and thereby.


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               7.3 Litigation. There are no actions, suits, proceedings, claims, notices of violations, investigations or examinations, whether by governmental authorities or private parties, at law or in equity, pending or, to the knowledge of Purchaser, threatened that question the validity or seek to prevent the consummation of this Agreement or the transactions contemplated hereby.

               7.4 No Bankruptcy Proceedings. Purchaser has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws or statutes of the United States of America or any other jurisdiction, nor does it presently intend to do any of the foregoing.

               7.5 No Untrue Statement. Neither this Agreement, nor any Exhibit, schedule, certificate, instrument or other document furnished or to be furnished to Seller pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading. There is no fact that materially adversely affects or, may materially adversely affect the Assets that has not been set forth herein, or in any Exhibit, or Schedule, certificate or other document furnished or to be furnished to Seller prior to the Effective Date pursuant hereto.

               7.6 Representations of Seller. Based solely on Purchaser's distribution and sale of the Inventory and the Products under the Original Agreement (each as defined therein), Purchaser is not aware of any material fact or circumstance that would make any of the representations and warranties made hereunder by Seller untrue or misleading and Purchaser is not aware of any fact that materially adversely affects or may materially adversely affect the Assets.

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
                                  ARTICLE VIII
                                CLOSING DOCUMENTS

               Simultaneously with the execution of this Agreement, the parties shall deliver the following documents and instruments in addition to this Agreement (the "Closing Documents"):

               (a)  Assignment  and  Assumption   Agreements  for  each  of  the
Contracts in the form required by Purchaser.

               (b) Certificates evidencing the good standing of Seller from the Secretary of State of Delaware and from all other states where it is qualified to do business or where the conduct of its business requires such qualification.

               (c) Escrow Agreement in the form required by Purchaser.

               (d) Such other documents, instruments, and agreements as may be necessary or appropriate to fully consummate the transactions contemplated hereby.

                                   ARTICLE IX
                     COVENANTS AND AGREEMENTS OF THE PARTIES

               9.1 Noncompetition. For twelve (12) months following the Effective Date, Seller shall not, directly engage or participate in any business matter related to the development, marketing, or sale of computer games software.

               9.2 Expenses of Sale. Seller and Purchaser shall each bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, including, without limitation, all legal fees and disbursements.

               9.3 Collection of Certain Receivables. Purchaser shall use commercially reasonable efforts with Seller's cooperation to collect the receivables known by Seller to be due to Seller under the Contracts prior to the Effective Date (which receivables are set forth on Schedule I attached hereto) for a fee equal to 25% of the amounts collected.


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
               9.4 Confidentiality.

               (a)  Confidentiality.  All data and  information  that Seller has obtained regarding the Assets and/or Purchaser, including all of the proprietary, confidential and trade secret information relating thereto, information relating to the requirements of customers, and all other information regarding the affairs of the Purchaser, shall be held in confidence by Seller, and Seller shall not divulge any of such information to anyone except Purchaser or its representatives or use it for the benefit of any person or entity other than Purchaser. The foregoing obligations of confidentiality and non-use shall not apply to any information that is (i) otherwise publicly available, (ii) with regard to the Purchaser, that was in Seller's possession prior to disclosure hereunder, (iii) rightfully received from a third party and not derived directly or indirectly from any breach of a confidentiality obligation, or (iv) that Seller shall have received from Purchaser written permission to disclose.

               (b) Injunctive Relief. Seller acknowledges that any violation of any provision of this Section 9.4 will cause irreparable harm to Purchaser, that damages for such harm may be incapable of precise measurement and that, as a result, Purchaser will not have an adequate remedy at law to redress the harm caused by such violations. Therefore, in the event of a violation of this
Section 9.4, each party agrees that in addition to its other remedies, Purchaser shall be entitled to seek injunctive relief, including but not limited to temporary restraining orders and/or preliminary or permanent injunctions to restrain or enjoin any such violation.

               (c) Collection Costs. In addition to other relief to which it shall be entitled, Purchaser shall be entitled to recover from Seller the costs and reasonable attorneys' fees incurred by Purchaser in seeking enforcement of this Section 9.4 and relief from Seller's violation of any restriction contained in this Section 9.4.

                                    ARTICLE X
                                    SURVIVAL

               The representations, warranties, covenants, agreements and covenants of indemnification of Seller and Purchaser contained in this Agreement and the other Closing Documents (or in any certificate or schedule delivered pursuant hereto or thereto) shall survive the Closing through December 31, 1998.

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                                   ARTICLE XI
                    INDEMNIFICATION; LIMITATION OF LIABILITY

               11.1 Indemnification by Seller. Seller agrees to reimburse, defend, indemnify, and hold harmless Purchaser and its principals and affiliates for, from, against, and in respect of any and all damages, losses, obligations, liabilities, claims, actions or causes of action, encumbrances, costs, and expenses (including, without limitation, reasonable attorneys' fees and costs, interest and penalties), suffered, sustained, incurred, or required to be paid by Purchaser or any of its principals or affiliates to any third party relating to or arising out of the breach of any representation, warranty, covenant, or agreement of Seller contained in or made pursuant to this Agreement or any other Closing Document. In the event that Seller shall have failed to indemnify Purchaser pursuant to this Section, Purchaser shall have the right as allowed by law to offset such amount against any amounts due and payable to Seller. Seller's above indemnity obligation will not apply to any manufacturing, marketing, advertising, sale or distribution of the Inventory or the Products under the Original Agreement (as defined therein).

               11.2 Indemnification by Purchaser.  Except for instances in which
Seller has retained or assumed liability or agreed to indemnify and defend Purchaser, Purchaser hereby agrees to reimburse, defend, indemnify, and hold harmless Seller and its principals and affiliates to any third party for, from, against, and in respect of any and all damages, losses, obligations, liabilities, claims, actions or causes of action, encumbrances, costs, and expenses (including, without limitation, reasonable attorneys' fees and costs, interest and penalties) suffered, sustained, incurred, or required to be paid by Seller or any of its principals or affiliates, relating to or arising out of the breach of any representation, warranty, covenant, or agreement of Purchaser contained in or made pursuant to this Agreement or any other Closing Document.

               11.3 Procedure for Indemnification. Any party seeking indemnification hereunder shall give written notice to any indemnifying party of any claim based on the indemnity agreements contained in Sections 11.1 and 11.2, stating the nature and basis of the claim and the amount thereof, to the extent known. The indemnifying party shall satisfy its obligation to indemnify the indemnified party under this Article within thirty (30) days after demand for payment. In the event that a claim asserted by a third party is subject to indemnification under Section 11.1 or 11.2, the indemnifying party shall have the right to defend and/or settle and to control the defense and/or settlement of, such claim, provided that the other party shall have the right to participate reasonably in such defense and/or settlement.

               11.4 Limitation of Liability. Except for instances in which Seller has expressly agreed to indemnify and defend Purchaser in Section 11.1 above, neither party shall be liable to the other party hereunder for any special, indirect, incidental or consequential


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damages, including,  without limitation, lost profits or business opportunities.
Seller's entire liability to Purchaser for damages under this Agreement, whether based in contract, tort, or otherwise, and including its indemnity obligation under Section 11.1, shall not exceed $100,000.

                                   ARTICLE XII
                                  MISCELLANEOUS

               12.1 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, Seller may not assign any of its rights or obligations under this Agreement unless Purchaser gives prior consent to such assignment in writing. Nothing expressed or implied herein is intended or shall be construed to confer upon or give to any other person any right, remedy, or claim under or by reason of this Agreement or of any term, covenant, or condition hereto.

               12.2 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service, and shall be deemed given when received as follows:

                     If to Purchaser, as follows:

                     Enteractive Distribution Company, LLC
                     254 Fern Street
                     West Hartford, Connecticut 06119
                     Attention:  James Daly, President

                     If to Seller, as follows:

                     Cornerstone Internet Solutions Company
                     584 Broadway
                     Suite 509/507
                     New York, NY  10012
                     Attention: President

or in any case to such other address as shall be furnished as provided in this Section by any of the parties to the others.


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
               12.3 Waiver; Remedies. No failure or delay on the part of Purchaser or Seller in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of Purchaser or Seller of any right, power or privilege hereunder operate as a waiver of that or any other right, power, or privilege hereunder in any other instance, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

               12.4 Entire Agreement. This Agreement and the other documents and instruments contemplated hereby constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior or contemporaneous agreements or understandings of the parties relating thereto.

               12.5 Amendment. This Agreement may be modified or amended only by written agreement of the parties hereto.

               12.6   Counterparts.   This   Agreement   may  be   executed   in
counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

               12.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut applicable to contracts made and to be performed entirely within the state, without regard to its conflicts of law principles.

               12.8 Schedules. All Exhibits and Schedules annexed hereto are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

               12.9 Captions. All section titles or captions contained in this Agreement, any Exhibit, any Schedule, or the table of contents to this Agreement are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

               12.10 Press Release. Neither party shall issue any press release or make any reference to the transactions contemplated hereby to any third party (other than its legal counsel and accountants) except as required by law or with the prior written consent of the other party, which consent shall not be unreasonably withheld. The parties shall coordinate their efforts in connection with the announcement of the signing of this Agreement both as to the manner and content thereof.


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
               IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                  ENTERACTIVE DISTRIBUTION
                                  COMPANY, LLC


                           By:    __________________________
                                  James Daly
                                  President

                                  CORNERSTONE INTERNET
                                  SOLUTIONS COMPANY


                           By:    ____________________________
                                  Name: Ken Gruber
                                  Title: Vice President, Chief Financial Officer


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